CrowdStrike, Inc. 30251 Golden Lantern, Suite E 519 Laguna Niguel, CA, 92677 March 4, 2012 Shawn Henry [address redacted] Dear Shawn: I am pleased to offer you a position with CrowdStrike, Inc. (the "Company"), as its President of CrowdStrike Services Division. If you decide to join us, you will receive an annual salary of $250,000, which will be paid in accordance with the Company's normal payroll procedures. Additionally, during your employment you are eligible to receive targeted variable comp between $100,000 and $150,000 annually (the "Target Bonus") based on the achievement of perfom1ance objectives. The Target Bonus will be paid out quarterly following the end of each fiscal quarter of the based on achievement of quarterly performance measures. Any Target Bonus payment will be made in a lump sum no later than 60 days following the end of the applicable performance period. To provide ample time in creating mutually agreeable performance objectives, we will pay a guaranteed bonus of $35,000 for each of the quarters ending June 30, 2012 and September 30. 2012 (assuming a start date of April 2, 2012) subject to your continued employment. In addition, if you decide to join the Company it will be recommended at the first meeting of the Parent's Board of Directors following your start date that the Company grant you an option to purchase 650,000 shares of the Parent"s Common Stock at a price per share equal to the fair market value per share of the Common Stock on the date of grant, as detem1ined by the Parent's Board of Directors 25% of the shares subject to the option shall vest 12 months after the date your vesting begins subject to your continuing employment with the Company, and no shares shall vest before such date. The remaining shares shall vest monthly over the next 36 months in equal monthly amounts subject to your continuing employment with the Company. This option grant shall be subject to the terms and conditions of the Parent's 2011 Stock Incentive Plan and Stock Option Agreement. including vesting requirements. No right to any stock is earned or accrued until such time that vesting occurs, nor does the grant confer any right to continue vesting or employment. Exhibit 10.2

As an employee, you will also be eligible to receive certain employee benefits, in accordance with the terms of such benefit plans, currently and hereafter offered by the Company. The Company is excited about your joining and looks forward to a beneficial and productive relationship. Nevertheless, you should be aware that your employment with the Company is for no specified period and constitutes at-will employment. As a result, you are free to resign at any time, for any reason or for no reason. Similarly, the Company is free to conclude its employment relationship with you at any time, with or without cause, and with or without notice. We request that, in the event of resignation, you give the Company at least four weeks notice. As a special consideration to you, if we decide to terminate your employment without Cause or you terminate your employment with Good Reason, we will provide four months base salary as severance; provided, however, that during the first 12 months of your employment, we will provide you with 12 months base salary if we tem1inate your employment without Cause or you terminate your employment with Good Reason. In the event that we terminate your employment without Cause or you terminate your employment with Good Reason within 12 months after a Change of Control, 100% of your unvested options shall vest and remain subject to the terms of the Plan. The payment of any amount or provision of any benefit pursuant to the above paragraph (collectively, the "Severance Benefits") shall be conditioned upon your execution, delivery to the Company, and non-revocation of the Release of Claims (and the expiration of any revocation period contained in such Release of Claims) within sixty (60) days following the date of your tennination of employment hereunder. If you fail to execute the Release of Claims in such a timely manner so as to permit any revocation period to expire prior to the end of such sixty (60) day period, or timely revokes his acceptance of such release following its execution, you shall not be entitled to any of the Severance Benefits. Further, to the extent that any of the Severance Benefits constitutes "nonqualified deferred compensation" for purposes of Section 409A of the Code, any payment of any amount or provision of any benefit otherwise scheduled to occur prior to the sixtieth (60 th ) day following the date of Employee's tem1ination of employment hereunder, but for the condition on executing the Release of Claims as set forth herein, shall not be made until the first regularly scheduled payroll date following such sixtieth (60 th ) day, after which any remaining Severance Benefits shall thereafter be provided to Employee according to the applicable schedule set forth herein. For purposes of employment law, you will be required to provide to the Company documentary evidence of your identity and eligibility for employment in United States. Such documentation must be provided to us within three (3) business days of your date of hire. We also ask that, if you have not already done so, you disclose to the Company any and all agreements relating to your prior employment that may affect your eligibility to be employed by the Company or limit the manner in which you may be employed. It is the Company's understanding that any such agreements will not prevent you from performing the duties of your position and you represent that such is the case. Moreover, you agree that, during the term of your employment with the Company, you will not engage in any other employment, occupation, consulting or other business activity directly related to the business in which the Company is - 2 - Exhibit 10.2 now involved or becomes involved during the term of your employment. nor will you engage in any other activities that conflict with your obligations to the Company. Similarly, you agree not to bring any third party confidential information to the Company, including that of your forn1er employer, and that in performing your duties for the Company you will not in any way utilize any such information. As a Company employee, you will be expected to abide by the Company's rules and standards. Specifically, you will be required to sign an acknowledgment that you have read and that you understand the Company's rules of conduct which are included in the Company Handbook, which the Company will soon complete and distribute. As a condition of your employment, you are also required to sign and comply with an At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement which requires, among other provisions, the assignment of patent rights to any invention made during your employment at the Company, and non-disclosure of Company proprietary information. In the event of any dispute or claim relating to or arising out of our employment relationship, you and the Company agree that (i) any and all disputes between you and the Company shall be fully and finally resolved by binding arbitration, (ii) you are waiving any and all rights to a jury trial but all court remedies will be available in arbitration, (iii) all disputes shall be resolved by a neutral arbitrator who shall issue a written opinion, (iv) the arbitration shall provide for adequate discovery, and (v) the Company shall pay all the arbitration fees, except an amount equal to the filing fees you would have paid had you filed a complaint in a court of law. Please note that we must receive your signed Agreement before your first day of employment. To accept the Company's offer, please sign and date this letter in the space provided below. A duplicate original is enclosed for your records. If you accept our offer, your first day of employment will be April 2, 2012. This letter, along with any agreements relating to proprietary rights between you and the Company, set forth the terms of your employment with the Company and supersede any prior representations or agreements including, but not limited to, any representations made during your recruitment, interviews or pre-employment negotiations, whether written or oral, including your previous offer letter. This letter, including, but not limited to, its at-will employment provision, may not be modified or amended except by a written agreement signed by the President of the Company and you. This offer of employment will terminate if it is not accepted, signed and returned by your first day of work. We look forward to your favorable reply by March 5, 2012, and to working with you at CrowdStrike, Inc. - 3 - Exhibit 10.2

Enclosures Duplicate Original Letter Employment. Confidential Information. Invention Assignment and Arbitration Agreement - 4 - Exhibit 10.2